EXHIBIT 99.1

EVIO Inc. Closes Private Placement of $5,973,000 in Convertible Debentures

NOT FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES.

TORONTO, ON / January 30, 2018/ EVIO, Inc. (OTCQB: EVIO), (the “Company”) a life science company and leading provider of quality control testing and advisory services to the regulated cannabis industry, is pleased to announce that it has closed its previously announced offering of Units in the Company, raising an aggregate amount of $5,973,000 (the "Offering"). The Offering was completed on a best efforts basis through lead agent and bookrunner Dominick Capital Corporation of Toronto, Canada.

Each Unit consists of one convertible debenture (a "Debenture") with a principal face value or denomination of US$1,000, and share purchase warrants (each, a "Warrant") in the amount of 250 Warrants per Unit/Debenture. Each whole Warrant shall entitle the holder thereof to purchase one additional common share of the Offeror (each a "Warrant Share") at an exercise price of US $0.80 per Warrant Share for a period of 24 months after the closing of the Offering.

Convertible Debentures have a maturity date of 36 months from issuance. Simple interest shall be paid on a simple basis at a rate of 8% per annum. It shall be paid quarterly in arrears until maturity or until conversion.

The principal amount of the Debentures and any accrued interest thereon will be convertible at the option of the Investor into common shares of the Offeror (the "Conversion Shares") at any time at a conversion price (the "Conversion Price") of US$0.60 per Conversion Share.

The Company intends to use the net proceeds of the Offering to fund the development and expansion of its California laboratory operations as well as for working capital, retire existing debt and for general corporate purposes.

These securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may not be offered or sold in the United States or to a U.S. persons (as defined in Regulation S under the U.S. Securities Act) absent registration or an applicable exemption from registration requirements.

About EVIO, Inc.

EVIO, Inc. is a life science company focused on advancing and analyzing cannabis as a means for improving quality of life. The Company provides analytical testing services, advisory services and performs product research in its accredited laboratory testing facilities. The Company’s EVIO Labs division operating coast-to-coast provides state-mandated ancillary services to ensure the safety and quality of the nation's cannabis supply.

For more information, visit www.eviolabs.com

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Safe Harbor Statement

Any statements in this press release that are not statements of historical fact maybe considered to be forward-looking statements. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.eviolabs.com

Company Contact:

EVIO Inc.

Bend, OR

www.EVIOlabs.com

888.544.EVIO

info@EVIOlabs.com

Communications Contact:

NetworkNewsWire (NNW)

New York, New York

www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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